Exhibit 99.77(q)


                              Form N-SAR, Item 77
                              for ING SERIES FUND
                               (the "Registrant")
                                  on behalf of

                  (each a "Fund" and collectively the "Funds")


ITEM 77Q Exhibits

(a)(1) Articles Supplementary regarding designation and classification of Class O shares of ING Corporate Leaders 100 Fund dated March 22, 2012. - Filed as an Exhibit to Post-Effective Amendment No. 153 to the Registrant's Form N-1A Registration Statement on March 23, 2012 and incorporated herein by reference.

(a)(2) Articles of Amendment regarding name change of ING Index Plus MidCap Fund to ING SMID Cap Equity Fund, effective July 21, 2012 - Filed as an Exhibit to Post-Effective Amendment No. 155 to the Registrant's Form N-1A Registration Statement on July 27, 2012 and incorporated herein by reference.

(a)(3) Articles of Amendment regarding dissolution of ING Index Plus LargeCap Fund and ING Index SmallCap Fund dated August 13, 2012 - Filed as an Exhibit to Post-Effective Amendment No. 158 to the Registrant's Form N-1A Registration Statement on September 27, 2012 and incorporated herein by reference.

(e)(1) Amended and Restated Schedule A, effective October 1, 2012, to the Amended and Restated Investment Management Agreement between ING Investments, LLC and ING Series Fund, Inc. dated March 1, 2002, as amended and restated on April 1, 2004 and as amended and restated on August 1, 2012 - Filed herein.

(e)(2) Amended Schedule A dated July 21, 2012 to the Amended and Restated Expense Limitation Agreement between ING Investments, LLC and ING Series Fund, Inc. dated March 1, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 155 to the Registrant's Form N-1A Registration Statement on July 27, 2012 and incorporated herein by reference.